SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:  October 27, 2000
(Date of earliest event reported)

              WPS Resources Corporation
(Exact name of registrant as specified in its charter)

                  Wisconsin
(State or other jurisdiction of incorporation)

1-11337	39-1775292
(Commission File Number)	(IRS Employer Identification No.)

700 North Adams Street, P.O. Box 19001, Green Bay, WI 54307-9001
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code:  (920)433-4901

                       Not Applicable
(Former name or former address, if changed since last report)

Page 1 of 3 Pages

ITEM 5.   OTHER EVENTS.

On October 27, 2000, Sierra Pacific Resources and WPS Power Development, Inc. issued a joint Press Release announcing an agreement to sell the Tracy Power Station to WPS Power Development, a subsidiary of WPS Resources Corporation. WPS Power Development Inc. will acquire the 545-megawatt power station for approximately $250 million subject to certain adjustments at closing. In conjunction with the purchase, Sierra Pacific Resources will enter into a power purchase contract with WPS Power Development. The power purchase agreement provides Sierra Pacific with the right to purchase energy and ancillary services from the Tracy Power Station through February 2003. For additional information regarding the agreement see the attached exhibit.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99-1	Sierra Pacific Resources Press Release dated October 27, 2000 announcing their agreement to sell Tracy Power Station to WPS Power Development, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPS RESOURCES CORPORATION

By: /s/ R. G. Baeten

R. G. Baeten Vice President-Treasurer

Date: October 27, 2000